UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        June 23, 2021
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2021, inTEST Corporation (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following matters:

1.	Election, as directors, of the five nominees, with each director to serve until the next annual meeting of stockholders and until the election and qualification of such director’s successor.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Abrams, Esq.	5,317,421	1,163,954	2,409,491
Jeffrey A. Beck	6,324,868	156,507	2,409,491
Joseph W. Dews IV	6,072,655	408,720	2,409,491
Richard N. Grant, Jr.	6,327,263	154,112	2,409,491
Gerald J. Maginnis	6,070,265	411,110	2,409,491

2.	Approval of the inTEST Corporation Employee Stock Purchase Plan.

The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,342,649	92,744	45,982	2,409,491

3.	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
8,503,746	343,152	43,968

4.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

The proposal was approved on an advisory basis by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,766,800	211,352	503,223	2,409,491

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

	By:	/s/ Richard N. Grant, Jr.
Richard N. Grant, Jr.
President and Chief Executive Officer
Date: June 28, 2021